Exhibit 99.1

Verso Announces Necessary Actions to Offset Unprecedented Market Decline Due to COVID-19

MIAMISBURG, Ohio, June 9, 2020 /PRNewswire/ -- Verso Corporation (NYSE: VRS) today announced that it is taking immediate actions to offset unprecedented market decline due to the COVID-19 pandemic and to reposition the company for future success.

Verso will indefinitely idle paper mills in Duluth, Minnesota, and Wisconsin Rapids, Wisconsin, while exploring viable and sustainable alternatives for both mills, including restarting if market conditions improve, marketing for sale or closing permanently. The decision to reduce production capacity is driven by the accelerated decline in graphic paper demand resulting from the COVID-19 pandemic. The stay-at-home orders have significantly reduced the use of print advertising in various industries, including retail, sports, entertainment and tourism. According to Fastmarkets RISI, North American printing & writing demand fell by 38% year-over-year in April, and operating rates are expected to drop well below 70% during the second quarter.

"It is critical that we maintain a healthy balance sheet and focus on cash flow, while balancing our supply of products and our customers' demand," said President and Chief Executive Officer Adam St. John. "After a comprehensive review of post-pandemic demand forecasts and capacity, we made the difficult decision to idle the Duluth and Wisconsin Rapids mills. We expect the idling of these facilities to improve our free cash flow. The sell through of inventory is expected to offset the cash costs of idling the mills."

Verso expects to idle the Duluth Mill by the end of June 2020, and the Wisconsin Rapids Mill by the end of July 2020, resulting in the layoff of approximately 1,000 employees. Verso will continue to supply graphic and specialty papers in roll and sheet form, as well as packaging papers and pulp.

"Decisions to idle facilities are always difficult because they impact employees, their families, and communities," said St. John. "Verso is committed to treating all of our affected employees with fairness and respect. As always, safety is our highest priority and will be our primary focus during this difficult time."

About Verso
Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. A leading North American producer of graphic and specialty papers, packaging and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso's long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso's passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements
In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words "believe," "expect," "anticipate," "project," "plan," "estimate," "intend," "potential" and other similar expressions. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management's current beliefs, expectations, and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. Verso's actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including: uncertainties regarding the duration and severity of the COVID-19 pandemic and measures intended to reduce its spread; the long-term structural decline and general softening of demand facing the paper industry; adverse developments in general business and economic conditions; developments in alternative media, which are expected to adversely affect the demand for some of Verso's key products, and the effectiveness of Verso's responses to these developments; intense competition in the paper manufacturing industry; Verso's ability to compete with respect to certain specialty paper products for a period of two years after the closing of the Pixelle Sale; Verso's business being less diversified following the sale of two mills after the closing of the Pixelle Sale; Verso's dependence on a small number of customers for a significant portion of its business; Verso's limited ability to control the pricing of its products or pass through increases in its costs to its customers; changes in the costs of raw materials and purchased energy; negative publicity, even if unjustified; any failure to comply with environmental or other laws or regulations, even if inadvertent; legal proceedings or disputes; any labor disputes; and the potential those risks and uncertainties listed under the caption "Risk Factors" in Verso's Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, and from time to time in Verso's other filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

CONTACT: Investors, investor.relations@versoco.com, 937-528-3220 or Media, Shawn Hall, Director, Communications, 937-528-3700, shawn.hall@versoco.com